                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                          [ ]  Confidential, for Use of the Commission Only (as
                                                              permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Puerto Rican Cement Company, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

                       PUERTO RICAN CEMENT COMPANY, INC.

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 3, 2000

                             ---------------------

     The annual meeting of stockholders of Puerto Rican Cement Company, Inc. (the "Company") will be held at the office of the Company, Amelia Industrial Park, Guaynabo, Puerto Rico, on Wednesday, May 3, 2000 at 10:00 A.M. Atlantic Standard Time, for the following purposes:

          1. The election of five Class I directors for a term of three years and until election and qualification of their successors.

          2. The election of one Class III director for a term of two years and until election and qualification of a successor.

          3. The transaction of such other business as may lawfully come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 16, 2000 are entitled to notice of, and to vote at, the meeting.

     It is important that your stock be represented at the meeting. If you do not expect to be present, you are urged to date, sign and mail promptly the enclosed proxy card. For your convenience, we have enclosed a self-addressed envelope to which no postage need be affixed if mailed in the United States or Puerto Rico.

     The Company's executive office is located in Guaynabo, Puerto Rico. Its mailing address is P. O. Box 364487, San Juan, Puerto Rico 00936-4487. It is anticipated that the proxy materials will be mailed to stockholders on or about March 31, 2000.

                                           By Order of the Board of Directors

                                           Etienne Totti Del Valle
                                           Secretary
Guaynabo, Puerto Rico
March 31, 2000

                       PUERTO RICAN CEMENT COMPANY, INC.

                             ---------------------

                                PROXY STATEMENT
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 3, 2000

                             ---------------------

     The enclosed proxy is being solicited by the Board of Directors of the Company (the "Board") for the annual meeting of stockholders to be held on May 3, 2000 (the "Annual Meeting"). This proxy statement and the accompanying Notice of Annual Meeting of Stockholders and proxy card are being mailed to stockholders beginning on or about March 31, 2000. In addition to solicitation by mail, solicitation of proxies may be made personally or by telephone or other means by the Company's regular employees or by employees of a proxy solicitor retained by the Company. If the proxy is executed and returned in time for voting, the shares represented thereby will be voted. Stockholders have the right to revoke their proxies at any time prior to the time their shares are actually voted. If revocation is made by mail, it should be sent to Jose O. Torres, Assistant Secretary, Puerto Rican Cement Company, Inc., P.O. Box 364487, San Juan, Puerto Rico 00936-4487.

     The Company will pay the cost of solicitation of proxies. The Company has retained the services of Georgeson & Co., Inc., New York, New York, to assist in the solicitation of proxies at a cost of $6,500.00. Brokers, nominees and other similar record holders will be requested to forward proxies and proxy materials to the beneficial owners of the shares and will be reimbursed by the Company for their expenses.

                               VOTING SECURITIES

     As of March 16, 2000, the Company had 5,186,274 shares of Common Stock, par value $1.00 per share outstanding (exclusive of 813,726 treasury shares). Each outstanding share of Common Stock is entitled to one vote. Only stockholders of record as of the close of business on March 16, 2000 are entitled to notice of, and to vote at, the meeting. For information regarding principal holders of the Company's Common Stock, see "Information about Directors, Nominees, and Principal Stockholders" below.

                             ELECTION OF DIRECTORS

     The current Class I directors are Waldemar Del Valle Armstrong, Luis A. Ferre Rangel, Oscar A. Blasini, Miguel A. Nazario, and Hector Del Valle. The current Class II directors are Rosario J. Ferre, Federico F. Sanchez, Jorge L. Fuentes, Juan A. Albors and Angel O. Torres. The current Class III directors are Antonio Luis Ferre, Alberto M. Paracchini, Jose J. Suarez, Antonio Luis Ferre Rangel and Emilio Venegas Vilaro. Class III director Carlos del Rio resigned as director of the Company effective October 27, 1999. At its meeting on February 23, 2000, the Board appointed Mr. Emilio Venegas Vilaro as a director to fill the vacancy created by Mr. del Rio's resignation based on the recommendation of the Nominating Committee of the Board. Mr. Venegas Vilaro was appointed, pursuant to the By-Laws of the Company, to fill the vacancy of Mr. Del Rio and to serve as director of the Company until this annual meeting of stockholders, at which the stockholders will elect the person who will serve as a Class III director for the remaining two years of the term.

Each class serves a three-year term, which terms are currently set to expire on the date of the respective year's annual meetings as follows: Class I in year 2000, Class II in year 2001, and Class III in 2002.

     It is anticipated that each proxy will be voted for the individual nominees for Class I and III directors named below, unless authority is withheld to vote for all or any of such individuals as indicated on the proxy card. The names of the nominees for Class I directors are Waldemar Del Valle Armstrong, Luis A. Ferre Rangel, Oscar A. Blasini, Miguel A. Nazario and Hector Del Valle. The name of the nominee for Class III director is Emilio Venegas Vilaro. All nominees are current directors of the Company.

     Pursuant to the Company's By-Laws, the election of any director requires an affirmative vote of a majority of the votes of the Company's Common Stock and represented at the Annual Meeting in person or by proxy and entitled to vote.

     The persons appointed by the Company to act as election inspectors for the meeting will count votes cast by proxy or in person at the Annual Meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, will constitute a vote "against" any proposal. The election inspectors will treat "broker non-votes" (i.e. shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and with respect to which the broker or nominee does not have discretionary power to vote on a particular matter) as if the broker never voted.

     Each Class I director elected at this meeting will serve from the time of election and qualification until the third annual meeting following election and until a successor is elected and qualified. The Class III director elected at this meeting will serve until the second annual meeting following election and until a successor is elected and qualified. If any nominee is unable to serve as a director, an event that the Company does not now anticipate, the proxy will be voted for a substitute nominee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE CLASS III DIRECTOR NOMINEE AND EACH OF THE CLASS I DIRECTOR NOMINEES NAMED ABOVE.

        INFORMATION ABOUT DIRECTORS, NOMINEES AND PRINCIPAL STOCKHOLDERS

                                                                                       NUMBER OF SHARES
                                                                                      AND PERCENTAGE OF
                                                                                      OUTSTANDING SHARES
                                                                         SERVED AS     OF COMMON STOCK
                                           PRINCIPAL OCCUPATION          DIRECTOR     OWNED BENEFICIALLY
            NAME              AGE         FOR THE LAST FIVE YEARS        SINCE(A)    AS OF MARCH 16, 2000
            ----              ---         -----------------------        ---------   --------------------
                                     CLASS I DIRECTORS AND NOMINEES
Waldemar Del Valle Armstrong  47    Attorney at law; Partner of Parra,     1997                 800(b)
                                      Del Valle, Frau & Limeres (law
                                      firm) since 1982; Director of
                                      Hospital Damas (non-profit
                                      hospital) since 1996; Director of
                                      Ranfe, Inc. (investment company)
                                      since 1995; Secretary of El Dia,
                                      Inc. (newspaper publishing group)
                                      since 1998; Secretary and
                                      Director of Advanced Graphics
                                      Printing, Inc. (printing company)
                                      since 1997.
Oscar A. Blasini              63    President of G.B. Investments, Inc.    1975                 300(b)
                                      (real estate development and
                                      investment company) since 1981.
Miguel A. Nazario             52    President and Chief Executive          1994               3,060(b)
                                      Officer of the Company since
                                      January 1995 and Vice President
                                      of the Company from August 1994
                                      through December 1994; President
                                      of the Puerto Rico Manufacturer's
                                      Association since November 1998;
                                      Process Manager for Worldwide
                                      Manufacturing of Digital
                                      Equipment Corp. (computer
                                      company) from 1993 to 1994;
                                      Manager for U.S. and Latin
                                      American Operations of Digital
                                      Equipment Corp. from 1992 to
                                      1993; President and General
                                      Manager of Puerto Rican
                                      Operations of Digital Equipment
                                      Corp. from 1987 to 1992.
Hector Del Valle              62    Vice Chairman of the Board of the      1987                None
                                      Company since January 1, 1995(f);
                                      President of the Company from
                                      1988 to December 1994.

                                                                                       NUMBER OF SHARES
                                                                                      AND PERCENTAGE OF
                                                                                      OUTSTANDING SHARES
                                                                         SERVED AS     OF COMMON STOCK
                                           PRINCIPAL OCCUPATION          DIRECTOR     OWNED BENEFICIALLY
            NAME              AGE         FOR THE LAST FIVE YEARS        SINCE(A)    AS OF MARCH 16, 2000
            ----              ---         -----------------------        ---------   --------------------
Luis Alberto Ferre Rangel     33    Director of El Nuevo Dia newspaper     1996              49,902(d)
                                      since 1999, Co-Director from 1996                       (0.96%)
                                      to 1999, Business Editor from
                                      1995 to 1996; Assistant News
                                      Editor from 1994 to 1995 and
                                      Reporter from February 1990 to
                                      July 1994. Member of the Board of
                                      Directors of El Dia, Inc.
                                      (newspaper publishing group), (an
                                      adult son of Antonio Luis Ferre
                                      and brother of Antonio L. Ferre
                                      Rangel).
                                           CLASS II DIRECTORS
Rosario J. Ferre              61    Writer and Journalist; Second Vice     1992             165,794(c)
                                      President since 1983 and Director                        (3.2%)
                                      since 1960 of Luis A. Ferre
                                      Foundation, Inc. and Ponce Museum
                                      of Art (non-profit foundations);
                                      (adult daughter of Luis A. Ferre
                                      and sister of Antonio Luis
                                      Ferre).
Federico F. Sanchez           58    President of Federico F. Sanchez       1982                 366(b)
                                      and Company, Inc. (real estate
                                      consulting company) since 1977;
                                      President of Interlink Group,
                                      Inc. (real estate consultants,
                                      brokers and developers) since
                                      1986.
Jorge L. Fuentes              51    Chairman of the Board and Chief        1984               1,000(b)
                                      Executive Officer of Gabriel
                                      Fuentes, Jr. Construction
                                      Company, Inc. (general
                                      contractors) since 1986; Chairman
                                      of the Board, Chief Executive
                                      Officer and Director of Fuentes
                                      Concrete Pile, Inc.
                                      (manufacturers of concrete pile
                                      foundations) since 1986; Director
                                      of The Bank and Trust of Puerto
                                      Rico (commercial bank and trust)
                                      since 1988; Director of V. Suarez
                                      Investment (investment company)
                                      since 1998.

                                                                                       NUMBER OF SHARES
                                                                                      AND PERCENTAGE OF
                                                                                      OUTSTANDING SHARES
                                                                         SERVED AS     OF COMMON STOCK
                                           PRINCIPAL OCCUPATION          DIRECTOR     OWNED BENEFICIALLY
            NAME              AGE         FOR THE LAST FIVE YEARS        SINCE(A)    AS OF MARCH 16, 2000
            ----              ---         -----------------------        ---------   --------------------
Juan A. Albors                63    President and General Partner of       1986               2,100(b)
                                      Albors Development Corporation
                                      (real estate developers and
                                      investors) since 1977; Director
                                      of Popular, Inc. (bank holding
                                      company) and Banco de Ponce
                                      (commercial bank) from 1984 to
                                      1990; Director of Banco Popular
                                      de Puerto Rico (commercial bank)
                                      since 1990; member from 1985 to
                                      1993, and Chairman from 1989 to
                                      1993, of the Board of Governors
                                      of the Puerto Rico Maritime
                                      Shipping Authority.
Angel O. Torres               45    President and Director of Bacardi      1999                None
                                      Corp. (beverage and liquor
                                      producer & distributor) since
                                      1997; Senior Vice-President and
                                      General Manager of
                                      Bacardi-Martini Caribbean Corp.
                                      from January 1995 to December
                                      1996; Senior Vice-President Sales
                                      and Marketing of Bacardi-Martini
                                      Caribbean Corp. from 1991 to
                                      1994.

                                                                                       NUMBER OF SHARES
                                                                                      AND PERCENTAGE OF
                                                                                      OUTSTANDING SHARES
                                                                         SERVED AS     OF COMMON STOCK
                                           PRINCIPAL OCCUPATION          DIRECTOR     OWNED BENEFICIALLY
            NAME              AGE         FOR THE LAST FIVE YEARS        SINCE(A)    AS OF MARCH 16, 2000
            ----              ---         -----------------------        ---------   --------------------
                                     CLASS III DIRECTORS AND NOMINEE
Antonio Luis Ferre            66    Chairman of the Board of the           1959           1,079,924(d)
                                      Company since January 1, 1995,                          (20.8%)
                                      Vice Chairman of the Board of the
                                      Company from 1985 to December
                                      1994 and Chairman of the Board of
                                      the Company from 1980 to 1985;
                                      President and Chairman of the
                                      Board of El Dia, Inc. (newspaper
                                      publishing group) since 1969;
                                      Editor of El Nuevo Dia newspaper;
                                      Director of Metropolitan Life
                                      Insurance Company of New York
                                      (insurance company) from 1987 to
                                      1995 and member of the Directors
                                      Advisory Committee since 1995;
                                      Director and Vice Chairman of
                                      Popular, Inc. (bank holding
                                      company) since 1984 and Banco de
                                      Ponce (commercial bank) from 1959
                                      to 1990; Director and Vice
                                      Chairman of Banco Popular de
                                      Puerto Rico (commercial bank)
                                      since 1991; Director of Pueblo
                                      Extra Supermarkets (food
                                      retailer) from 1993 to 1995. (The
                                      father of Antonio Luis Ferre
                                      Rangel and Luis Alberto Ferre
                                      Rangel; adult son of Luis A.
                                      Ferre and brother of Rosario J.
                                      Ferre).

                                                                                       NUMBER OF SHARES
                                                                                      AND PERCENTAGE OF
                                                                                      OUTSTANDING SHARES
                                                                         SERVED AS     OF COMMON STOCK
                                           PRINCIPAL OCCUPATION          DIRECTOR     OWNED BENEFICIALLY
            NAME              AGE         FOR THE LAST FIVE YEARS        SINCE(A)    AS OF MARCH 16, 2000
            ----              ---         -----------------------        ---------   --------------------
Alberto M. Paracchini         67    Vice Chairman of the Board of the      1968               1,000(b)
                                      Company since 1968(f); Chairman
                                      of the Board and Chief Executive
                                      Officer from 1983 to 1990 and
                                      President from 1980 to 1990 of
                                      Banco de Ponce (commercial bank);
                                      President from 1984 to 1990 and
                                      Director and Chairman of the
                                      Board from 1985 to 1993 of
                                      Popular, Inc. (bank holding
                                      company); Director since 1991 and
                                      Chairman of the Board from 1991
                                      to 1993 of Banco Popular de
                                      Puerto Rico (commercial bank);
                                      Director of Equus Management
                                      Company, Inc. since August 1994,
                                      Venture Capital Fund, Inc. since
                                      March 1994, and Equus
                                      Entertainment Corporation.
Emilio Venegas Vilaro         45    President of Venegas Construction,     2000              50,000(g)
                                      Corporation (construction          Current
                                      company) since 1990; Secretary     Nominee
                                      from 1981 to 1990; Secretary of
                                      Sanson Corporation (aggregates
                                      supplier) since 1983; Director of
                                      Damas Foundation (non-profit
                                      institution) since 1999.
Jose J. Suarez                64    Consultant to the Company since        1989               2,000(b)
                                      January 1996; Executive Vice
                                      President in Charge of Operations
                                      of the Company from 1988 until
                                      1995 and Senior Vice
                                      President - Operations of the
                                      Company from 1983 to 1987;
                                      Director of Scotiabank de Puerto
                                      Rico (commercial bank) from
                                      February 1992 to January 1997.

                                                                                       NUMBER OF SHARES
                                                                                      AND PERCENTAGE OF
                                                                                      OUTSTANDING SHARES
                                                                         SERVED AS     OF COMMON STOCK
                                           PRINCIPAL OCCUPATION          DIRECTOR     OWNED BENEFICIALLY
            NAME              AGE         FOR THE LAST FIVE YEARS        SINCE(A)    AS OF MARCH 16, 2000
            ----              ---         -----------------------        ---------   --------------------
Antonio Luis Ferre            33    Senior Corporate Vice President of     1993              49,902(d)
  Rangel                              the Company since February 1999;                        (0.96%)
                                      Executive Vice President of the
                                      Company from February 1998 to
                                      January 1999; Vice President -
                                      Operations and Strategic Planning
                                      of the Company from January 1996
                                      to January 1998; Vice President -
                                      Strategic Planning of the Company
                                      from 1994 to 1995 and Assistant
                                      Plant Manager of the Company from
                                      1992 to 1994 (an adult son of
                                      Antonio Luis Ferre and brother of
                                      Luis A. Ferre Rangel).
All Directors and Executive
  Officers as a Group, 18 persons in
  total including those listed above..............................................        1,306,547(e)

---------------

(a) Dates refer to periods served as a director of either the Company or Ponce Cement Corporation, which was merged into the Company on March 14, 1963.
(b) Number of shares set forth represents in each case less than 0.10% of the outstanding shares of Common Stock.
(c) 165,794 shares (3.2%) of the Company's Common Stock are held as follows: (1) 1,500 shares (0.03%) directly owned by Rosario J. Ferre, (2) 30,000 shares (0.58%) through Rosario J. Ferre's 100% ownership of R.F.T. Investment Corp., a Puerto Rico corporation; and (3) 134,294 shares (2.6%) through her 25% ownership interest in South Management Corporation. Mr. Luis A. Ferre and Mr. Antonio Luis Ferre have 50% and 25% ownership interests, respectively, in South Management Corporation, which owns a total of 537,174 shares (10.36%) of the Company's Common Stock.
(d) Includes 282,854 shares (5.45%) of the Company's outstanding Common Stock held by Ferre Investment Fund, Inc., a Puerto Rico corporation wholly owned by Antonio Luis Ferre, his spouse and five adult children. Of this amount, Antonio Luis Ferre Rangel and Luis Alberto Ferre Rangel, adult sons of Antonio Luis Ferre, each claim economic beneficial ownership of 8,417 shares (0.16%). Antonio Luis Ferre retains sole voting and dispositive power with respect to all of the shares owned by Ferre Investment Fund, Inc. and claims economic beneficial ownership of the remaining 266,020 shares (5.13%). Antonio Luis Ferre's total also includes 3,800 shares (0.07%) which are held by Alfra Investment Corp., a Puerto Rico corporation wholly owned by the five adult children of Antonio Luis Ferre. Of this total, Antonio Luis Ferre Rangel and Luis Alberto Ferre Rangel each claim economic beneficial ownership of 760 shares (0.01%). Antonio Luis Ferre retains sole voting and dispositive power with respect to all shares owned by Alfra Investment Corp. and his five adult children claim economic beneficial ownership of the shares. Antonio Luis Ferre's total also includes 658,976 shares (12.71%) of the Company's outstanding Common Stock held by El Dia, Inc., a Puerto Rico corporation. Antonio Luis Ferre, his spouse and five adult children own 89.97% of the shares of El Dia, Inc. Of this amount, Antonio Luis Ferre Rangel and Luis Alberto Ferre Rangel each claim beneficial ownership of 40,724 shares (0.79%). Antonio Luis Ferre retains sole voting and dispositive power regarding the total shares owned by El Dia, Inc. In addition, Antonio Luis Ferre has voting and investment power through his 25% ownership interest in South Management Corporation, by which he owns and controls 134,294 shares. Mr. Luis A. Ferre and Mrs. Rosario J. Ferre have 50% and 25% ownership interests, respectively, in South Management Corporation, which owns a total of 537,174 shares (10.36%) of the Company's Common Stock.
(e) All of the directors and executive officers of the Company as a group, including officers not listed, own 1,306,547 shares (25.1%) of the Company's Common Stock.
(f) Since 1995, the Company has had two Vice Chairmen of the Board: Messrs. Alberto M. Paracchini and Hector Del Valle.
(g) Includes 20,000 shares of the Company's Common Stock owned by Venegas Construction Corp., which is 100% owned by Mr. Venegas Vilaro. Also includes 30,000 shares of the Company's Common Stock owned by Sanson Corp., in which Mr. Venegas has a 20% ownership interest.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     In addition to the directors listed above, the following persons beneficially own 5% or more of the outstanding shares of the Company's Common
Stock:

                                                NUMBER OF SHARES                     PERCENT OF
                                               BENEFICIALLY OWNED                    OUTSTANDING
              NAME AND ADDRESS                AS OF MARCH 16, 2000                     SHARES
              ----------------                --------------------                   -----------
Luis A. Ferre
P.O. Box 6108
San Juan, Puerto Rico 00936                         753,834(a)                          14.53%(a)
Herman Ferre Roig
Hato Rey Tower
Floor 18, Suite 1804
Ave. Munoz Rivera 268
Hato Rey, Puerto Rico 00919                         564,540(b)                          10.88%(b)
Charles M. Royce
Royce & Associates, Inc.
Royce Management Company
1414 Avenue of the Americas
New York, New York 10019                            377,700(c)                           7.29%(c)
T. Rowe Price Associates, Inc.
T. Rowe Price Small Cap
Value Fund, Inc.
100 East Pratt Street
Baltimore, Maryland 21202                           500,200(d)                           9.64%(d)

---------------

(a) As of March 16, 2000, Mr. Luis A. Ferre (father of Antonio Luis Ferre and Rosario J. Ferre), while not directly owning of record any shares of the Company's outstanding Common Stock, had indirect sole voting and dispositive power with respect to 485,247 shares (9.35%) of the Company's Common Stock through The Luis A. Ferre Foundation, Inc. (the "Foundation"), a charitable institution. Mr. Ferre, as President of the Foundation, votes the Common Stock owned by the Foundation. In addition, Mr. Luis A. Ferre has voting and investment power with respect to 268,587 shares through his 50% ownership interest in South Management Corporation. Mr. Antonio Luis Ferre and Mrs. Rosario J. Ferre each have 25% ownership interests in South Management Corporation, which owns a total of 537,174 shares (10.36%) of the Company's Common Stock.
(b) As of March 16, 2000, Herman Ferre Roig (a first cousin of Antonio Luis Ferre and Rosario J. Ferre) owned directly 94,866 shares (1.83%) of the outstanding Common Stock of the Company. In addition, Herman Ferre Roig and his wife and children have an economic interest in and investment power with respect to 469,674 shares (9.06%) of the Company's Common Stock held of record by Brim Incorporado as a result of their 100% ownership interest in Brim Incorporado, a Puerto Rico corporation. Mr. Ferre Roig has sole voting and dispositive power regarding the shares held by Brim Incorporado.
(c) As of February 1, 2000, Charles M. Royce, a U.S. citizen, and Royce & Associates, Inc. ("Royce"), an investment adviser and a New York corporation, respectively, as a group were the beneficial owners of 377,700 shares (7.28%) of the Company's Common Stock. Mr. Charles M. Royce is deemed to be a controlling person of Royce, which has sole dispositive and voting power regarding these shares. Mr. Royce disclaims beneficial ownership of the shares held by Royce.

(d) As of February 14, 2000, T. Rowe Price Associates, Inc. ("Price Associates") was the beneficial owner of 500,200 shares (9.64%) of the Company's Common Stock. These securities are owned by various individual and institutional investors (including T. Rowe Price Small-Cap Value Fund, Inc., a Maryland corporation, which owns 450,000 shares representing 8.68% of the outstanding shares of the Company's Common Stock), for whom Price Associates serves as investment adviser with power to direct investments and/or maintain sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be the beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

                             EXECUTIVE COMPENSATION

     Set forth below is the compensation paid by the Company during each of the last three fiscal years ended December 31, 1999 to its President and Chief Executive Officer, and to the Company's four other most highly paid executive officers whose aggregate compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                        ANNUAL COMPENSATION
                                                       ---------------------      OTHER ANNUAL
NAME AND POSITION                            YEAR       SALARY        BONUS      COMPENSATION(1)
-----------------                            ----      --------      -------     ---------------
Miguel A. Nazario                            1999      $346,660      $90,199         $ 7,313
     President, Director and                 1998      $330,667      $84,000         $13,675
     Chief Executive Officer                 1997      $349,024(2)   $80,000         $14,160
Hector Del Valle                             1999      $274,480      $71,248         $ 5,190
     Vice Chairman                           1998      $286,051(2)   $66,840         $ 6,529
     of the Board                            1997      $295,440      $63,900         $12,124
Jose O. Torres                               1999      $161,414      $39,323         $ 7,209
     Chief Financial Officer                 1998      $147,646      $31,970         $ 9,593
     and Vice President Finance              1997      $138,385      $30,525         $ 9,172
Antonio L. Ferre Rangel                      1999      $153,385      $39,975         $12,067
     Senior Corporate                        1998      $122,680      $31,155         $12,963
     Vice President                          1997      $116,533      $29,700         $10,709
Eufemio Toucet                               1999      $153,012      $30,938         $ 6,423
     Executive Vice President                1998      $124,963      $22,894         $ 6,834
     Ready Mix Concrete, Inc,                1997      $126,471      $21,863         $ 5,346
     (wholly owned subsidiary)

---------------

(1) The Company furnished automobiles to its executive officers, including the five individuals named above. Other Annual Compensation reflects the cost to the Company of furnishing such automobiles to the listed officers and paying related expenses.
(2) Salary figures for Mr. Nazario in 1997 and Mr. Del Valle in 1998 include compensation in lieu of foregone vacation time in the amounts of $29,024 and $22,611, respectively.

     Named officers received no compensation other than that presented in the Summary Compensation Table included herein.

                               PENSION PLAN TABLE

     The following table illustrates estimated annual benefits payable under the Company's pension plan upon normal retirement to persons with the specified combination of remuneration (base salary) and years of credited service. Amounts are based on straight life annuities.

                         YEARS OF CREDITED SERVICE (A)

       HIGHEST FIVE
       YEAR AVERAGE
      COMPENSATION(B)          10        15         20         25         30         35         40
      ---------------        -------   -------   --------   --------   --------   --------   --------
$ 65,000                     $ 8,346   $12,519   $ 16,692   $ 21,190   $ 25,688   $ 30,186   $ 34,684
  90,000                      12,096    18,144     24,192     30,690     37,188     43,686     50,184
 115,000                      15,846    23,769     31,692     40,190     48,688     57,186     65,684
 140,000                      19,596    29,394     39,192     49,690     60,188     70,686     81,184
 165,000                      23,346    35,019     46,692     59,190     71,688     84,186     96,684
 190,000                      27,096    40,644     54,192     68,690     83,188     97,686    112,184
 215,000                      30,846    46,269     61,692     78,190     94,688    111,186    127,684
 240,000                      34,596    51,894     69,192     87,690    106,188    124,686    143,184
 265,000                      38,346    57,519     76,692     97,190    117,688    138,186    158,684
 290,000                      42,096    63,144     84,192    106,690    129,188    151,686    174,184
 315,000                      45,846    68,769     91,692    116,190    140,688    165,186    189,684
 340,000                      49,596    74,394     99,192    125,690    152,188    178,686    205,184
 365,000                      53,346    80,019    106,692    135,190    163,688    192,186    220,684
 390,000                      57,096    85,644    114,192    144,690    175,188    205,686    236,184

---------------

(a) As of December 31, 1999, Miguel A. Nazario had 5 years of credited service, would have $543,000 average final remuneration covered by the Company's pension plan and would be entitled to a yearly pension benefit of $138,000 at normal retirement age; Hector Del Valle had 42 years of credited service, would have $291,000 average final remuneration and would be entitled to a yearly pension benefit of $197,000 at normal retirement age; Jose O. Torres had 22 years of credited service, would have $242,000 average final remuneration and would be entitled to a yearly pension benefit of $118,000 at normal retirement age; Antonio Luis Ferre Rangel had 7 years of credited service, would have $559,000 average final remuneration and would be entitled to a yearly pension benefit of $307,000 at normal retirement age; Eufemio Toucet had 3 years of credited service, would have $195,000 average final remuneration and would be entitled to a yearly pension benefit of $31,000 at normal retirement age.

    All estimated pension benefit information assumes average annual salary increases of 4.5% until normal retirement at age 65.

(b) A participant's pension benefit under the Company's pension plan is based upon such participant's "pensionable earnings." Pensionable earnings are computed by annualizing the average monthly eligible compensation received by the participant from the Company during the 60-month period in which the participant received his or her highest eligible compensation. Eligible compensation is equal to "Salary" as reported in the "Summary Compensation Table," not including bonuses (reported separately in such table as "Bonus") or overtime payments, if any.

     The Company's pension plan covers all salaried employees of the Company who are not subject to the terms of a union contract and who complete at least 1,000 hours of service with the Company during the 12-month period beginning with the date of employment or during any subsequent calendar year.

     Effective January 1, 1994, the Company amended its pension plan to modify the benefit formula for determining an active participant's basic benefit. The new formula produces a benefit at normal retirement age equal to 1.1% of the participant's average monthly compensation up to "Covered Compensation" and 1.5% of average monthly earnings in excess of "Covered Compensation" multiplied by the first 20 years of "Credited Service," plus 1.2% of average monthly compensation up to "Covered Compensation" and 1.6% of average monthly earnings in excess of "Covered Compensation," multiplied by "Credited Service" in excess of 20 years. "Covered Compensation" is defined in Section 401(1)(5)(E) of the United States Internal Revenue Code of 1986, as amended.

     For unmarried retired participants, the normal retirement benefit is paid in the form of a monthly straight life annuity commencing at retirement. For married retired participants, the normal retirement benefit generally is an actuarially adjusted monthly joint and surviving spouse annuity commencing at retirement and continuing for the participant's life with 50% of such benefit continuing for the life of the participant's surviving spouse, if any. "Average monthly compensation" under the plan is the highest average monthly base salary (including commissions, but excluding bonuses, overtime and other payments that are not predetermined) during any five consecutive years in the ten-year period immediately preceding the participant's actual retirement date.

     The minimum monthly retirement benefit for participants who were participants in the plan on December 31, 1975 is not less than the sum of (a) 1.2% of average monthly compensation for each of the first 10 years of credited service and (b) 1.5% of such compensation for each year of credited service prior to age 65 in excess of 10, with the maximum benefit equal to 72% of average monthly compensation after 40 years of credited service. In computing the minimum retirement benefit, compensation is assumed to have remained unchanged since December 31, 1975.

     Effective August 1, 1986, any participant retiring under the plan shall receive monthly benefits of not less than $5.00 for each year of credited service. In addition to annual retirement benefits, the plan provides benefits for disability, death and other terminations of employment after 10 years of credited service. Early retirement is provided, with unreduced benefits, for participants who are at least 55 years of age and whose age plus years of service equal at least 85, and with reduced benefits for participants who are at least 60 years of age with a minimum of 10 years of service.

                            SUBSIDIARY PENSION PLAN

     During 1995, the Company acquired Ready Mix Concrete Inc., (the "Subsidiary"), which had its own pension program (the Subsidiary's Pension
Plan). The Subsidiary's Pension Plan covers all salaried employees of the Subsidiary who are not subject to the terms of a union contract and who complete at least 1,000 hours of service with the Subsidiary during the 12-month period beginning on the date of employment or during any subsequent plan year. A participant's pension is based upon such participant's plan compensation. Plan compensation is equal to regular salary or wages, plus overtime, commissions, and bonuses.

     Effective June 28, 1994, the Subsidiary amended its pension plan to modify the benefit formula for determining an active participant's basic benefit. The new program produces a career-average benefit at normal retirement age equal to 0.75% of annual plan compensation up to the Social Security Taxable Wage

Base, and 1.25% of annual plan compensation in excess of the Taxable Wage Base, for each year of service after June 28, 1994.

     For service until June 27, 1994, the Subsidiary's Pension Plan provides a frozen benefit at normal retirement age equal to 20% of "average annual compensation" plus 20% of average annual compensation in excess of $4,800 (the total reduced by 1/15th for each year of service less than 15), and 0.5% of such average annual compensation for each year of service exceeding 15. "Average annual compensation" is the highest average plan compensation during any five consecutive plan years in the ten-year period ending June 27, 1994.

     Effective January 1, 1997, coverage under the Subsidiary's Pension Plan was extended to employees of another subsidiary of the Company, Concreto Mixto, Inc., which merged with the Subsidiary. All service with Concreto Mixto, Inc. is recognized for purposes of determining eligibility and vesting under the Subsidiary's Pension Plan, but benefit accruals begin no earlier than January 1, 1997 under the career-average formula described above.

     For unmarried retired participants, the normal retirement benefit is paid in the form of a monthly life annuity with 120 payments guaranteed commencing at retirement. For married retired participants, the normal retirement benefit generally is an actuarially adjusted monthly joint and surviving spouse annuity commencing at retirement and continuing for the participant's life with 50% of such benefit continuing for the life of the participant's surviving spouse, if any.

     Normal retirement benefits under the Subsidiary's Pension Plan are payable upon attainment of age 65. In addition to annual retirement benefits, the Subsidiary's Pension Plan provides benefits for disability, death, and other terminations of employment after five years of credited service. Early retirement is provided, with reduced benefits, for participants who are at least 55 yeas of age with a minimum of 10 years of service.

     In addition to the Subsidiary's Pension Plan, the Subsidiary offers a Savings Plan for all salaried employees who are not subject to the terms of a union contract and who complete at least 1,000 hours of service with the Subsidiary during the 12-month period beginning with the date of employment or during any subsequent plan year. The Savings Plan was effective July 1, 1994, and coverage was extended to employees of Concreto Mixto, Inc., effective January 1, 1997. Contributions to the Savings Plan are based upon each participant's plan compensation. Plan compensation is equal to regular salary or wages, plus overtime, commissions and bonuses.

     Participants may elect to make basic contributions of from 1% up to 6% of plan compensation on a before-tax basis. Any excess over 6% of plan compensation on a before-tax basis is considered supplemental contribution. The Subsidiary makes annual matching contributions of 50% of participant basic contributions, up to 6% of compensation or $2,000, whichever is lower, per participant. In addition, the Subsidiary may make discretionary profit-sharing contributions at the end of each year. Such profit-sharing contributions are allocated to all eligible employees, whether or not they elect to contribute to the plan.

     Participants become fully vested in the Subsidiary's Saving Plan's matching contributions and profit-sharing contributions after 3 years of service.

     Withdrawals from the Subsidiary's Savings Plan prior to retirement or other termination of employment are not permitted except in the case of financial hardship. Upon retirement, a participant's account balance is distributed either in a lump sum payment or in installments.

                          EXECUTIVE SEPARATION POLICY

     The Company has entered into separate agreements with 18 current members of management and Mr. Antonio Luis Ferre. The agreements include, among others, Messrs. Miguel A. Nazario, Antonio Luis Ferre Rangel, Jose O. Torres and Eufemio Toucet. The Company's Board of Directors ratified these contracts at its meeting of June 24, 1998. All contracts, among other things, grant an amount equal to two and a half times compensation based on average salary plus bonus during the three years prior to the date of a takeover or change in control of the ownership of the Company. Benefits payable under the contracts are triggered if, as a result of a change in control, these executives are (1) laid off or forced to resign or (2) unable to function in the position held prior to the change in control. A change in control is generally defined as a third-party acquisition of the Company's shares representing 20% or more of the total number that may be cast for the election of directors.

                         COMPENSATION COMMITTEE REPORT

     The purpose of the following Compensation Committee Report is to inform shareholders of the Compensation Committee's compensation policies for executive officers and the rationale for the compensation paid to the Chief Executive Officer ("CEO"). The Board of Director's Compensation Committee consists of three members of the Board of Directors of the Company, who are not employed by the Company. The Committee's overall goal is to develop executive compensation policies that are consistent with, and linked to, strategic business objectives and Company values. It approves the design of, assesses the effectiveness of, and administers executive compensation programs in support of, compensation policies. The committee presents its decisions to the Board of Directors for approval and, from time to time, seeks and receives information from management.

  Compensation Philosophy

     The compensation program followed by the Company is based on the achievement of business objectives. The Company's primary business objective is to maximize shareholder value over both the near-term and the long-term. To achieve this objective, the compensation program is designed to relate pay to performance. Expected corporate and individual performance goals are established by the Board of Directors at the beginning of each fiscal year. The program also strives to attract, retain and reward executives who contribute to the overall success of the Company. Each program element, therefore, is intended to target compensation levels to the median levels paid in the relevant local market. Offering market-comparable pay opportunities allows the Company to maintain a stable, successful management team.

  Competitive Pay

     The Company obtains salary and compensation surveys produced by an independent compensation consultant, Hewitt Associates Caribe Inc., and by the Puerto Rico Manufacturer's Association. Each provides data which allows the Compensation Committee to compare Company compensation practices to a group of comparable local companies. For compensation comparison purposes, the Company's market is comprised of a group of companies who tend to have similar philosophies, sales volumes and operations in Puerto Rico or multinationally. The Compensation Committee reviews and approves the selection of companies used for compensation comparison purposes. The companies chosen for comparison are not the same companies that comprise the Peer Group in the Performance Graph included on page 20. The Compensation Committee believes that, because of geographical and other factors, the Company's most direct competitors for executive talent are not the same companies that would be included in a peer group established for comparing shareholder returns.

     The key elements of the Company's executive compensation are base salary and annual incentives. In determining compensation, all elements of an executive's total compensation package, including pensions, insurance and other benefits are considered.

COMPENSATION VEHICLES

  Salary

     The Compensation Committee reviews each executive's base salary. Base salaries for executives are initially determined by evaluating executives' levels of responsibility, prior experience and breadth of knowledge, as well as external pay practices at comparable companies. Increases to base salaries are driven primarily by corporate and individual performances.

     Base salaries are targeted at the median of the comparative market. The Company performs this comparison, which includes local companies in the same and other industries, on a regular basis by purchasing independent salary surveys. Salaries may be adjusted above or below the median based on individual and corporate performances as well as other factors such as years of experience in the position. Corporate and individual performance factors are equally weighted in determining base salaries. Corporate performance measures include the Company's return on stockholder's equity, individual performance in securing specific strategic goals, the Company's performance against budget, cash flow per share and performance compared with peer group cement companies. The following specific strategic goals were met during the year: improvements in the production capacity of the cement plant; establishment of new ready-mix concrete batching plants in strategic locations; the development of a new aggregate manufacturing plant now in construction; the development of an additional cement distribution center at the northwest sector of the Island, and the reorganization of our management structure in February 1999.

  Annual Cash Bonus

     All employees are eligible for an annual cash bonus. For executives, this bonus is based on the achievement of pre-established annual corporate and individual performance goals. This incentive promotes the Company's pay-for-performance philosophy. Bonuses are based on a percentage of base salary and are set at the median of the comparative market according to the individual's position.

     Corporate and individual performance factors are equally weighted in determining bonuses. Local laws provide for a minimum bonus to be paid to all employees; the amount is increased when predetermined thresholds for corporate performance are met. The Board of Directors approves the total appropriation for the bonus each year, based on the achievement of these goals. In 1999, several corporate goals mentioned above were achieved or exceeded, resulting in all executive officers receiving bonuses.

                            CHIEF EXECUTIVE OFFICER

     With respect to the base salary granted to Mr. Miguel A. Nazario (President and CEO), in 1999, the Compensation Committee considered a comparison of base salaries of chief executive officers of local peer companies, the Company's success in meeting its goals with respect to the Company's operations and the completion of certain strategic goals.

     In its assessment of Mr. Nazario's individual performance during 1999, the Compensation Committee placed increased emphasis on operational goals and in the completion of certain strategic goals mentioned above as a means of improving future return on equity and securing the development of new business opportunities. This year the Board emphasized on the excellent operational results in 1999, despite the legal costs associated with the civil rights suit filed by the Company and El Dia. Inc., and the shortage in aggregates, which impacted the cost of materials at Ready Mix Concrete, Inc. The Compensation Committee concluded that during 1999 Mr. Nazario excelled at securing strategic objectives that will position the Company to take advantage of the opportunities presented by the strong construction activity in Puerto Rico expected by economists for the next few years. The investments relating to improvements in the production capacity of the cement plant, new aggregate operations which will come up by mid-year, new ready mix trucks, and the cement distribution centers that will cover the east and west sector of the Island, are strategic initiatives that will help establish the base for excellent growth potential.

     Mr. Nazario was granted a base salary of $346,660 for 1999, an increase of 4.8% over his $330,667 base salary for 1998. This compares to a 5.0% increase granted in 1998. Mr. Nazario's annual bonus payment was also based on accomplished operational and strategic goals achieved during 1999. Based on these factors, Mr. Nazario's annual bonus payment was $90,199 in 1999 as compared to $84,000 in 1998.

Compensation Committee:

Jorge L. Fuentes, President
Alberto M. Paracchini
Federico F. Sanchez

       COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG PUERTO RICAN
                CEMENT COMPANY, INC.'S COMMON STOCK PERFORMANCE,
                 THE S&P 500 INDUSTRIAL INDEX AND PEER GROUPS.

     The graph presented below compares the cumulative total shareholder return on the Company's Common Stock for the five years ended December 31, 1999, with the cumulative total shareholder return for such period reflected in the Standard and Poor's (S&P) 500 Stock Index and in peer group indexes. It includes comparisons with a peer group index of five competing cement, ready-mix and aggregates companies. The peer group is comprised of Florida Rock Industries, Giant Group LTD., Lafarge Corp., Southdown, Inc., Texas Industries Inc., and Lone Star Industries. The Company believes that the companies reflected in this peer group are reflective of the Company's business mix, therefore providing a meaningful comparison of stock performance.

     The Company obtained the graph (and the information related to it) from Standard & Poor's Compustat Services. The comparative returns shown in the graph assume (i) a $100 investment in the Company's Common Stock, the common stock of the companies included in the S&P 500 stock index or the common stock of the companies in each of the peer groups at the market close on December 31, 1994 and (ii) the reinvestment of all dividends on a monthly basis over a five-year period using 1994 as the base year.

     Each of the companies included in the peer group has the same or similar business products as the Company and is publicly listed on a national stock exchange in the U.S. Results were weighted according to market capitalization. The stock price performance on the graph below is not necessarily indicative of future price performance.

                            TOTAL SHAREHOLDER RETURN

                                                 PUERTO RICAN CEMENT CO
                                                          INC.                    S&P 500 INDEX                PEER GROUP
                                                 ----------------------           -------------                ----------
Dec 94                                                   100.00                      100.00                      100.00
Dec 95                                                   120.42                      137.58                      121.83
Dec 96                                                   116.11                      169.17                      143.13
Dec 97                                                   190.85                      225.60                      230.04
Dec 98                                                   135.19                      290.08                      266.08
Dec 99                                                   134.41                      351.12                      234.08

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1999, the Compensation Committee consisted of the following non-employee directors of the Company: Jorge L. Fuentes, Alberto M. Paracchini and Federico F. Sanchez.

     As of December 31, 1999, the Company had available from Banco Popular de Puerto Rico (a commercial bank) lines of credit of $10,000,000 for unsecured short-term borrowings and/or discounting customer's trade paper. Within that credit facility, our wholly owned subsidiaries, Florida Lime Corporation and Ready Mix Concrete, Inc., each had available a sub-limit of $600,000 and $3,000,000, respectively, for unsecured short-term borrowings. In addition, during October 1998, the Company signed a loan agreement with Banco Popular de Puerto Rico pursuant to which the Company guarantees a revolving line of credit of $5,500,000 for Ready Mix Concrete, Inc. In November 1998, the Company also executed another loan agreement with Banco Popular pursuant to which the Company guarantees a revolving line of credit for $5,000,000 issued to Ponce Capital Corp., a wholly owned subsidiary. In September 1999 this credit facility was increased by an additional $5,500,000 to $10,500,000. Mr. Alberto M. Paracchini is a member of the Board of Directors, Mr. Antonio Luis Ferre is the Vice-Chairman of the Board of Directors, and Mr. Juan A. Albors is a Director, of Banco Popular de Puerto Rico.

     During 1999, the Company and its subsidiaries sold products, in the normal course of business, in the aggregate amount of $687,515 to Fuentes Concrete Pile, Inc. and Gabriel Fuentes Jr. Construction Co., both Puerto Rico corporations. Mr. Jorge L. Fuentes is Chairman of the Board of Directors and Chief Executive Officer of each of the companies.

     Also during 1999, the Company and its subsidiaries sold products, in the normal course of business, in the aggregate amount of $283,539 to Interlink Group, Inc, of which Mr. Federico F. Sanchez is the President.

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

     The following briefly summarizes certain transactions with the Company and certain transactions relating to the officers, directors, or 5% beneficial owners of the Company. Transactions relating to Compensation Committee members are included under "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION" above.

     Mr. Jose J. Suarez, a Director of the Company as of December 31, 1999, received the aggregate amount of $147,574 in consulting fees, including automobile expenses, for work performed for the Company during 1999 under a consulting contract. Mr. Suarez performed as a consultant in the management of the daily operations of the Company and the amounts paid were in addition to directors' fees received as a retainer and for his attendance at Board meetings. The terms of such contract and consulting fees paid pursuant thereto are comparable to the terms of and fees paid pursuant to contracts for similar services entered into by the Company with outside parties. Mr. Suarez occupied the position of Executive Vice President in charge of Operations of the Company until December 1995.

     Mr. Antonio Luis Ferre, Director and Chairman of the Board of the Company as of December 31, 1999, received the aggregate amount of $205,755 in consulting fees, including automobile expenses, for work performed for the Company during 1999 under a consulting contract. Mr. Ferre performed as a consultant in the management of the daily operations of the Company and the amounts paid were in addition to directors' fees received as a retainer and for his attendance at Board meetings. The terms of such contract and consulting fees paid pursuant thereto are comparable to the terms of and fees paid pursuant to contracts for similar services entered into by the Company with outside parties. Mr. Ferre has been the Chairman of the Board of the Company since January 1, 1995.

     The law firm Parra, Del Valle, Frau & Limeres, in which director Waldemar Del Valle Armstrong is a partner, received the aggregate amount of $46,725 for legal services and $9,838 for expenses incurred on behalf of the Company during 1999. Mr. Del Valle Armstrong has been a director of the Company since 1997.

                   DATE OF RECEIPT OF STOCKHOLDERS' PROPOSALS

     Stockholders who intend to present proposals at the 2001 annual meeting of stockholders must submit their proposals to the Company on or before November 30, 2000.

                                DIRECTORS' FEES

     Standard remuneration for directors not employed by the Company is a $2,500 quarterly retainer fee and $1,000 for each Board or committee meeting attended. In addition, the Company pays yearly premiums of approximately $612 on behalf of each outside director in connection with group life and accident insurance coverage. The Company paid approximately $13,742 during the fiscal year as interest for accumulated deferred compensation for one director and compensated one director an additional $50 per meeting for costs associated with traveling from outside the San Juan metropolitan area.

                                 OTHER MATTERS

     The Board of Directors of the Company has, among others, the following committees: an Audit Committee composed during 1999 of outside directors Messrs. Waldemar Del Valle Armstrong, Angel O. Torres and Juan A. Albors; a Compensation Committee composed during 1999 of outside directors Messrs. Alberto M. Paracchini, Federico F. Sanchez and Jorge L. Fuentes; and a Nominating Committee composed during 1999 of directors Messrs. Jorge L. Fuentes, Luis Alberto Ferre Rangel and Alberto M. Paracchini.

     The Audit Committee makes recommendations for the appointment of independent auditors and, in conjunction with such auditors, makes recommendations to the Board of Directors concerning the Company's internal accounting controls and operating procedures, including the review and approval of internal audit programs.

     The Compensation Committee evaluates and makes recommendations to the Board of Directors regarding the remuneration of directors, officers and salaried employees. The policies and mission of the Compensation Committee are set forth in the "Compensation Committee Report", which can be found on page 16.

     The Nominating Committee evaluates and makes recommendations to the Board of Directors on nominees for directors. These nominations are submitted to the Board, which votes on the candidates for acceptance as nominees.

     The Board of Directors met 11 times, the Nominating Committee met 2 times, the Audit Committee met 3 times and the Compensation Committee met 3 times during 1999. Except for Mr. Antonio Luis Ferre, who was absent from certain meetings of the Board due to temporary illness, each director attended at least 75% of the aggregate meetings of the Board and each committee thereof of which he was a member.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the two fiscal years ended December 31, 1999, all
Section 16(a) filing requirements of the Securities and Exchange Act of 1934, as amended, applicable to the Company were complied with.

     The Board of Directors again selected certified public accountants, PricewaterhouseCoopers, LLP, to audit the accounts of the Company for the year 1999. A representative of PricewaterhouseCoopers is expected to be present at the meeting of stockholders and available to answer stockholders' questions and, if he so desires, to make a statement. The audit services performed for the Company by PricewaterhouseCoopers, LLP include the examination of the annual financial statements and financial information contained in the Company's report on Form 10-K filed with the Securities and Exchange Commission, in addition to consultation from time to time with officers of the Company in connection with various accounting methods and procedures.

     The Board of Directors does not intend to bring any other business before the meeting, nor is it aware of anyone else intending to do so. However, should any other business come before the meeting, it is the intention of the persons named in the enclosed proxy to vote as proxies on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Etienne Totti Del Valle
                                          Secretary

                                          PUERTO RICAN CEMENT COMPANY, INC.

PROXY

                       PUERTO RICAN CEMENT COMPANY, INC.

              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 3, 2000

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned stockholder of PUERTO RICAN CEMENT COMPANY, INC. (the "Company") hereby appoints FERNANDO L. VARGAS, ROBERTO ROMANELLI, and JOSE A. COSTA, and each of them, proxies of the undersigned, each with power of substitution, to vote as designated below all shares of common stock of the Company held of record by the undersigned on March 16, 2000 at the Annual Meeting of Stockholders to be held at the offices of the Company, Amelia Industrial Park, Guaynabo, Puerto Rico, on May 3, 2000 at 10:00 o'clock A.M., Atlantic Standard Time, and at any adjournment thereof, with all powers the undersigned would possess if personally present.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


                                                         Please mark your
                                                         vote as indicated   [X]
                                                         in this example

                                              FOR                     WITHHOLD
                                      all nominees listed         all votes for the
1. ELECTION OF CLASS I DIRECTORS    below (except as marked        election of all
                                    to the contrary below).     nominees listed below.
                                              [ ]                        [ ]

Nominees: Waldemar Del Valle Armstrong, Luis A. Ferre Rangel,
Oscar A. Blasini, Miguel A. Nazario and Hector Del Valle

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

_______________________________________________________________________________

                                                 FOR                     WITHHOLD
                                         all nominees listed         all votes for the
2. ELECTION OF CLASS III DIRECTOR      below (except as marked        election of all
                                       to the contrary below).     nominees listed below.
                                                 [ ]                        [ ]

Nominees: Emilio Venegas Vilaro

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

_______________________________________________________________________________

3. In their discretion, the proxies are authorized to vote on other business as may lawfully come before the meeting or any adjournment thereof.

                                   THIS PROXY WHEN PROPERLY EXECUTED WILL BE
                                   VOTED IN THE MANNER DIRECTED HEREIN BY
                                   THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION
                                   TO VOTE IS MADE DIRECTLY BY A BENEFICIAL
                                   HOLDER, THIS PROXY WILL BE VOTED FOR THE
                                   ELECTION OF DIRECTORS.

                                   PLEASE SIGN AND DATE WHERE INDICATED BELOW
                                   AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.
                                   NO POSTAGE REQUIRED.

                                   The undersigned hereby acknowledges receipt of the Annual Report for 1999, the Notice of Annual Meeting of Stockholders and the Proxy Statement relating to said Annual Meeting, and hereby revokes any proxy or proxies heretofore given in respect of the same shares of stock.


SIGNATURE _________________________________________________ DATE ______________
Signature should agree with name on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                            - FOLD AND DETACH HERE -